UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 19, 2016

INTRALINKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
As noted previously, on December 5, 2016, Intralinks Holdings, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synchronoss Technologies, Inc., a Delaware corporation (“Parent”), and GL Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Company Common Stock”), at a price per share of Company Common Stock of $13.00 net to the seller in cash, without interest (the “Offer Price”), subject to any applicable withholding taxes.
The Offer expired as scheduled at one minute after 11:59 p.m., Eastern Time, on January 18, 2017 and was not extended. American Stock Transfer & Trust Company, LLC, in its capacity as the depositary for the Offer (the “Depositary”), has advised that, as of the expiration of the Offer, [____] shares of Company Common Stock (excluding shares of Company Common Stock with respect to which Notices of Guaranteed Delivery were delivered but which shares were not yet delivered), representing approximately [____] percent of the shares of Company Common Stock issued and outstanding as of the expiration of the Offer, had been validly tendered and not validly withdrawn pursuant to the Offer. In addition, Notices of Guaranteed Delivery had been delivered for [____] shares of Company Common Stock, representing approximately [____] percent of the shares of Company Common Stock issued and outstanding as of the expiration of the Offer. The number of shares of Company Common Stock (excluding shares of Company Common Stock delivered pursuant to Notices of Guaranteed Delivery) tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). As the Minimum Tender Condition and each of the other conditions of the Offer has been satisfied (or waived), Merger Sub has accepted for payment all shares of Company Common Stock that were validly tendered and not validly withdrawn pursuant to the Offer.
Following consummation of the Offer, the remaining conditions to the merger of Merger Sub with and into the Company (the “Merger”) set forth in the Merger Agreement were satisfied, and on January 19, 2017, Parent completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock not purchased pursuant to the Offer (other than Company Common Stock owned by the Company as treasury stock or by stockholders of the Company who had perfected their statutory rights of appraisal under Delaware law) was converted into the right to receive an amount equal to the Offer Price (the “Per Share Merger Consideration”). As a result of the Merger, the Company became a wholly owned subsidiary of Parent.
Pursuant to the terms of the Merger Agreement, at the Effective Time, each option to purchase Company Common Stock that was then unexpired, unexercised and outstanding and that had a per share exercise price less than the Per Share Merger Consideration (an “In the Money Option”) was, if vested, cancelled and converted into the right to receive an amount of cash, without interest, equal to (1) the number of shares of Company Common Stock subject to such In the Money Option multiplied by (2) the Per Share Merger Consideration less the exercise price per share of such In the Money Option. Unvested In the Money Options and outstanding Company restricted stock units held by continuing employees of the Company were assumed by Parent.
The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 7, 2016 and incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.
Item 1.02     Termination of a Material Definitive Agreement.
In connection with the Merger, on January 19, 2017, the Company repaid in full all outstanding amounts under the:

•
Credit Agreement, dated as of February 24, 2014, by and among the Company, Intralinks Inc. as Borrower, the financial institutions listed therein as Lenders, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and J.P. Morgan Securities LLC as Lead Arranger and Sole Bookrunner; and

•	Credit Agreement, dated as of February 24, 2014, by and among the Company and Intralinks International Holdings LLC as Guarantors, Intralinks Inc. as Borrower and JPMorgan Chase Bank, N.A. as Lender.
The aggregate payoff amount was approximately $78.1 million and included all accrued interest associated therewith.

Item 2.01     Completion of Acquisition of Disposition of Assets.
The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.
Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 19, 2017, the Company (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE (x) suspend trading of the Company Common Stock effective before the opening of trading on January 20, 2017 and (y) promptly file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.
The disclosures under the Introductory Note, Item 3.01 and Item 5.03 are incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, as of the Effective Time, Patrick J. Wack, Jr., Brian J. Conway, Peter Gyenes, Thomas Hale, Habib Kairouz, Robert C. McBride, Harsha Ramalingam, J. Chris Scalet and Jim Steele each resigned and ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.
Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the effective time were Stephen G. Waldis, Karen L. Rosenberger and Ronald J. Prague. Information regarding the new directors and executive officers has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by the Purchaser on December 19, 2016.
In connection with the Merger, Aditya Joshi and Scott N. Semel were given notices of termination, effective immediately prior to the Effective Time.  Mr. Joshi and Mr. Semel are entitled to payments under the Senior Executive Severance Plan in accordance with its terms and full vesting of their outstanding unvested equity awards.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the Company’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s bylaws were amended and restated in their entirety. A copy of the Company’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
2.1
Agreement and Plan of Merger, dated December 5, 2016, among Synchronoss Technologies, Inc., GL Merger Sub, Inc. and Intralinks Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Intralinks Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 7, 2016 (File No. 001-34832))*

	3.1	Amended and Restated Certificate of Incorporation of Intralinks Holdings, Inc., dated as of January 19, 2017
	3.2	Amended and Restated Bylaws of Intralinks Holdings, Inc., dated as of January 19, 2017
*Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 19, 2017

INTRALINKS HOLDINGS, INC.

By:	/s/ Ronald W. Hovsepian
Ronald W. Hovsepian
President and Chief Executive Officer

EXHIBIT INDEX

2.1
Agreement and Plan of Merger, dated December 5, 2016, among Synchronoss Technologies, Inc., GL Merger Sub, Inc. and Intralinks Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Intralinks Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 7, 2016 (File No. 001-34832))*

3.1	Amended and Restated Certificate of Incorporation of Intralinks Holdings, Inc., dated as of January 19, 2017
3.2	Amended and Restated Bylaws of Intralinks Holdings, Inc., dated as of January 19, 2017
*Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.